UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 13, 2010
NRG Energy, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

211 Carnegie Center
Princeton, NJ (Address of Principal Executive Offices)	08540 (Zip Code)
(609) 524-4500
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Ruled-2(b)

☐	Pre-commencement communications pursuant to Rulee-4(c)

Item 1.01	Entry into a Material Definitive Agreement.
     On August 13, 2010, NRG Energy, Inc. (“NRG”) announced that it had entered into a Purchase and Sale Agreement (the “Blackstone Agreement”) to purchase 3,884 MW of Dynegy Inc. (“Dynegy”) assets from an affiliate of the Blackstone Group L.P. (“Blackstone”) for $1.36 billion (such acquisition, the “Dynegy Assets Acquisition”). The Blackstone Agreement contains limited post-closing indemnification rights against Blackstone. The completion of the Dynegy Acquisition is subject to the satisfaction of customary closing conditions, including the completion of Blackstone’s acquisition of Dynegy in a separately announced merger, and the receipt of required government approvals. There can be no assurance that the closing conditions set forth in the Blackstone Agreement will be satisfied or waived.
     NRG intends to fund the Dynegy Assets Acquisition with a combination of cash and other funding sources. The Dynegy Assets Acquisition is expected to close by year end.

Item 7.01	Regulation FD Disclosure.
     August 13, 2010, NRG issued a press release reporting that it had entered into the Dynegy Agreement and the Agreements and describing the Acquisitions. A copy of the press release is furnished as Exhibit 99.1 to this report.
     The information furnished pursuant to Item 7.01 of in this report, including Exhibit 99.1 (but not Exhibit 99.2), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.
     On August 13, 2010, NRG announced that it had entered into a Purchase and Sale Agreement (the “Cottonwood Agreement”) to acquire the Cottonwood Generating Station, a 1,279 MW natural gas-fueled plant in Texas, from Kelson Limited Partnership (“Kelson”) for $525 million (such acquisition, the “Cottonwood Acquisition”). The completion of the Cottonwood Acquisition is subject to the satisfaction of customary closing conditions, including Kelson receiving the consent of certain third parties and the receipt of required government approvals. There can be no assurance that the closing conditions set forth in the Cottonwood Agreement will be satisfied or waived.
     NRG intends to fund the Cottonwood Acquisition with a combination of cash and other funding sources. The Cottonwood Acquisition is expected to close by year end.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Document
99.1	Press Release, dated August 13, 2010
99.2	Purchase and Sale Agreement by and between Denali Merger Sub and NRG Energy, Inc. dated as of August 13, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NRG Energy, Inc.
/s/ Michael R. Bramnick
By: Michael R. Bramnick
Executive Vice President and General Counsel

August 13, 2010

Exhibit Index

Exhibit No.	Description
99.1	Press release dated August 13, 2010.
99.2	Purchase and Sale Agreement by and between Denali Merger Sub and NRG Energy, Inc. dated as of August 13, 2010.